Exhibit 10.1
ACADIA NORTH, ALBERTA
PARTICIPATION AGREEMENT

THIS AGREEMENT made this 28th day of January 2005

BETWEEN:
         VEGA RESOURCES LTD., a body corporate, having an office in the City of Calgary in the Province of Alberta,

            (herein called the "Grantor")

                                THE PARTY OF THE FIRST PART

-and-

                  QUEST CANADA CORP., a body corporate, having an office in the City of Edmonton in the Province of Alberta,

            (hereinafter called the "Participant")

                                THE PARTY OF THE SECOND PART

WHEREAS, pursuant to an Agreement (hereinafter referred to as "the Seismic Option Agreement") dated the 9th day of December, 2005, and made between Moraine Resources Ltd. (hereinafter referred to as the "the Farmor") and the Grantor (hereinafter sometimes referred to as "the Farmee"), it is provided that the Farmee, by performing certain obligations in the Seismic Option Agreement(a true and correct copy of which is attached hereto as Schedule "B") contained, will become entitled to earn an interest in certain title documents and the lands therein contained, all as more particularly described in the Farmout Agreement (a true and correct copy of which is attached hereto as Schedule "A"), and

WHEREAS the participant desires to participate with the Grantor as if it had been an original party to the Farmout Agreement by assuming a share of the obligations therein contained and earning a share of the interest to be earned thereunder,

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the covenants and agreements of the parties hereinafter set forth, the parties do hereby covenant and agree as follows:

1.      INTERPRETATION

(a)	The headings of the clauses of this Agreement are inserted for convenience of reference only and shall not affect the meaning or construction thereof.

(b)	The terms and expressions used herein shall have the same meanings as are ascribed to such terms and expressions under the Farmout Agreement.

(c)	Wherever the plural or masculine or neuter is used the same shall be construed as meaning singular or feminine or body politic or corporate, or vice versa as the context so requires.

2.     APPOINTMENT OF OPERATOR
Participant is appointed Operator as between Grantor and Participant with respect to all operations conducted hereunder and the Grantor authorized solely to deal with the Farmor on behalf of the parties in respect of all matters arising out of the Farmout Agreement.

3.     FARMOUT AGREEMENT

Except as modified by the terms of this Agreement, all of the Terms and conditions of the Farmout Agreement together with its operating provisions shall control the operation of the parties and shall be deemed to be incorporated herein as if included mutatis mutandis.

4.    TRUST CONDITIONS AND TERM

Unless and until Participant becomes novated into the Farmout Agreement, Grantor shall hold the participating interest of Participant in Trust and Grantor agrees, if practical, to novate Participant into the Farmout Agreement after earning has taken place thereunder.

This Agreement shall terminate as to both parties on the date the Participant is novated into and becomes bound by the provisions in the Farmout Agreement.

5.    PARTICIPATING INTEREST

The Parties shall firstly bear and assume all costs, expenses, risks and burdens paid or incurred by the Farmee pursuant to the Farmout Agreement and the drilling of the Test Well and secondly, be entitled to all of the benefits and interests earned by the Farmee in the Farmout Lands under the Farmout Agreement in accordance with the following respective participating interests:

Participant 100% Working Interest

reserving unto Grantor a 3% Gross Over-riding Royalty as described in Schedule B attached hereto as part of Schedule “B”

subject always to the provisions of this Agreement.

6.    OPTION WELL(S)

(a)
The parties agree to discuss exercising the option granted under the Farmout Agreement relating to the Option Well(s). If both parties agree to exercise the option, the provisions of clause 5 hereto as it relates to the Test Well and the Farmout Lands shall apply mutatis mutandis to the Options Well(s) and the Option Lands.

(b)
If only one party elects to exercise the option, then such exercising party shall be free to do so without any liability to the other party and the exercising party shall solely be entitled to all benefits and interests and shall solely be responsible for all costs and expenses under the Farmout Agreement insofar as it relates to the Option Well(s) and the Option Lands.

7.    SELETION OF WELL LOCATIONS

The parties agree to meet from time to time to discuss ongoing operations under the Farmout Agreement including selection of well locations. Notwithstanding such discussions, should the parties fail to agree on the location of an earning well then the Participant's choice shall be binding upon the parties.

8.    GRANT AND CREDITS

Any credits or grants allowable under any acts, rules, regulations or other laws of the Province of Alberta and/or Canada shall be shared by the parties in accordance with the manner in which the parties bear the cost of operations which give rise to the generation of such credits or grants.

9.    ASSIGNMENT BY PARTICIPANT

Participant shall not assign its rights under this Agreement in whole or in part without first obtaining the written consent of Grantor which consent may not be unreasonably withheld. Notwithstanding any assignment by Participant, Grantor will always look to Participant for performance of any duties and obligations required to be carried out by Participant under this Agreement during the earning phase of the Farmout Agreement unless otherwise agreed to in writing by Grantor.

10.   OTHER ENCUMBERANCES

If the interest of either party in the Farmout Lands hereafter shall become encumbered by any royalty, production payment or other charge of a similar nature, other than the royalties as set forth under the Farmout Agreement, such royalty, production payment or other charge shall be charged to and paid entirely by the party whose interest is or becomes thus encumbered.

11.   WARRANTY OF TITLE

Grantor makes no representation or warranties as to its or Farmor's title to the Farmout Lands and Option Lands but covenants that they are encumbered only to the extent noted in the Farmout Agreement.

During the term of this Agreement, no party shall do or cause to be done any act nor make or cause to be made any omission whereby the Farmout Lands or Option Lands become encumbered in such a way as to adversely affect the interests of the other parties, or become subject to termination or forfeiture.

12.         NO PARTNERSHIP

The rights, duties, obligations and liabilities of the parties shall be several and not joint or collective, it being the parties' express purpose and intention that nothing herein shall be construed as creating a partnership of any kind or imposing upon any party hereto any partnership duty, obligation or liability to the other party.

13.   NOTICE PERIODS

The parties will endeavor on a bonafide basis to meet at least five (5) days prior to the date when either any election must be made or any notice must be sent to the Farmor, for the purposes of discussing such election or notice in order to enable Grantor, on behalf of the parties, to comply with the provisions of the Farmout Agreement.

14.   FURTHER ASSURANCE

Each of the parties shall at all times do all such further acts and deliver all such further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

Exhibit 10.1

15.   NOTICE

Notwithstanding anything to the contrary contained herein, all notices required or permitted hereunder shall be in writing. Any notice to be given hereunder shall be deemed to be served properly if served in any of the following modes:

a)	personally, by delivering the notice to the Party on which it is to be served at that Party's address for service; or

b)
by telecopier or telex (or by any other like method by which a written message may be sent) directed to the party on which it is to be served at that Party's address for service. A notice so served shall be deemed to be received by the addressee when actually received by it, if received within normal business hours on any day other than a Saturday, Sunday or statutory holiday in Alberta or at the commencement of the next ensuing business day following transmission if such notice is not received during such normal business hours; or

c)
by mailing it first class (air mail if to or from a location outside of Canada) registered post, postage prepaid, directed to the Party on which it is to be served at that Party's address for service. Notices so served shall be deemed to be received by the addressee at noon, local time, on the earlier of the actual date of receipt or the fourth (4th) day (excluding Saturdays, Sundays and statutory holidays in Alberta) following the mailing thereof. However, if postal service is (or is reasonably anticipated to be) interrupted or operating with unusual delay, notice shall not be served by such means during such interruption or period of delay.

16.   ADDRESS FOR SERVICE

The address for service of notices hereunder of each of the Parties shall be as follows:

Grantor: Vega Resources Ltd.
5008 Varsity Drive NW.
Calgary, Alberta T3A 1A5

Participant: Quest Canada Corp.
#513-11215 Jasper Ave.
Edmonton, Alberta T5K 0L5

A Party may change its address for service by notice to the other Party, and such changed address for service thereafter shall be effective for all purposes of this Agreement.

17.   INSURANCE

The parties shall individually carry insurance with a reputable insurance company in the manner and in the amounts set out in the Operating Procedure. To the extent of its cost sharing interest Participant agrees to be covered by Grantor's "Control of Well" insurance and Grantor agrees to make suitable arrangements in that regard. Participant will bear and pay its proportionate share of such coverage at cost.

18.   SUCCESSORS AND ASSIGNS

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

19.   PROPER LAW

This Agreement and the relationship between the parties shall be construed and determined according to the laws of the Province of Alberta and the courts having original jurisdiction with respect to any matter or thing arising directly or indirectly relating to this Agreement shall be the courts of the Province of Alberta.

20.     SUPERCESSION

This Agreement supercedes and replaces all other agreements, documents, writings and verbal understandings between the parties with respect to the subject matter of this Agreement.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the day and year first written above.

VEGA RESOURCES LTD.    QUEST CANADA CORP.

per:__________________________   per:_____________________________

per:__________________________   per:_____________________________